EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2026 First Quarter Ended December 31, 2025

JACKSONVILLE, FL / ACCESS Newswire / February 12, 2026 / GEE Group Inc. (NYSE American: JOB) together with its subsidiaries (collectively referred to as the “Company,” “GEE Group,” “our” or “we”), a provider of professional staffing services and human resource solutions, today announced consolidated results for the fiscal 2026 first quarter ended December 31, 2025. The Company’s contract and placement services are currently provided under its Professional Staffing Services operating division or segment. The operations and substantially all the assets of the Company’s former Industrial Staffing Services segment were sold during fiscal 2025 and have been reclassified as discontinued operations so are excluded from the results of continuing operations reported below, unless otherwise stated. All amounts presented herein are consolidated or derived from consolidated amounts, and are rounded and represent approximations, accordingly.

Fiscal 2026 First Quarter Continuing Operations Highlights

•	Consolidated revenues for the fiscal 2026 first quarter were $20.5 million, down 15% over the comparable fiscal 2025 first quarter. This decrease is mainly attributable to the loss one of our larger higher volume, lower margin accounts when the customer was acquired. As a result of the acquisition, our contract staffing services were terminated effective as of October 1, 2025, and replaced by comparable services provided by an affiliate of the acquirer. This account produced revenues of $2.6 million during the comparable fiscal 2025 first quarter. Absent the loss of this single customer, consolidated revenues declined 3.8%. Macroeconomic weakness and uncertainties related to tariffs, persistent inflation and relatively high interest rates also have continued to adversely affect the U.S. labor markets and contributed to the decrease. In addition, the proliferation of various artificial intelligence (“AI”) applications and tools implemented across various industries has had a dampening effect on many organizations’ hiring plans and, in many cases, led to job terminations and reductions in the demand for certain types of labor.

•	Contract staffing services revenues for the fiscal 2026 first quarter were $17.8 million, down 17% over the comparable fiscal 2025 first quarter. This decrease was mainly due to the loss of a single higher volume, lower margin account as explained above and, to a lesser extent, a decrease in job orders and lower demand due to the above-mentioned conditions.

•	Direct hire placement revenues for the fiscal 2026 first quarter increased and were $2.7 million, up 8% over the comparable fiscal 2025 first quarter. Historically, in a weaker labor demand environment, permanent placements are not as robust as contract hires. However, there has been a shift in employment needs by companies and the demand environment has gradually improved for these more profitable hires by customers. The Company continues to capitalize on these opportunities and we are cautiously optimistic that the demand for direct hire placements will be solid and increase for the remainder of the fiscal year.

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Gross profit was $7.4 million for the fiscal 2026 first quarter, down 7% over the comparable fiscal 2025 first quarter. Gross margin improved and was 36.1% for the fiscal 2026 first quarter compared to 33.0% for the fiscal 2025 first quarter. The increase in our gross margin is mainly attributable to an increase in the mix of direct hire placement revenues, which have a 100% gross margin, relative to total revenue. Also contributing, to a lesser extent, is an increase in prices and spreads on some of our professional contract services businesses. The loss of one of our larger higher volume, lower gross margin accounts in the fiscal 2026 first quarter as mentioned above had the effect of lower gross profit but improved the mix of business contributing to the higher gross margin as well.

•	Selling, general and administrative expenses (“SG&A”) were $7.7 million for the fiscal 2026 first quarter, down 9% over the comparable fiscal 2025 first quarter. Our SG&A as a percentage of revenues were 37.6% for the fiscal 2026 first quarter as compared to 35.1% for the fiscal 2025 first quarter. The increase in SG&A as a percentage of revenues is attributable to lower revenues in relation to fixed costs, including certain personnel, occupancy and costs associated with applicant tracking systems and job boards. This was offset, in part, by the cost reductions and productivity improvement initiatives made by the Company during the second half of 2025. These cost reductions contributed approximately $1.1 million to the decrease in SG&A over the comparable periods.

•	Loss from continuing operations for the fiscal 2026 first quarter was $(150) thousand, or $(0.00) per diluted share, an improvement, as compared with $(684) thousand, or $(0.01) per diluted share, for the fiscal 2025 first quarter. This improvement is primarily due to the cost reductions and productivity improvements, increase in gross margin and other relevant items, previously mentioned.

•	Adjusted EBITDA (a non-GAAP financial measure), which improved for the fiscal 2026 first quarter, was $(97) thousand, as compared with $(304) thousand for the fiscal 2025 first quarter. Reconciliations of net loss from continuing operations to non-GAAP adjusted EBITDA are attached hereto.

•	Free cash flow (a non-GAAP financial measure), including cash flows from discontinued operations, was $(1.2) million for the fiscal 2026 first quarter as compared with $(1.1) million for the fiscal 2025 first quarter. Reconciliations of net cash used in operating activities to non-GAAP free cash flow are attached hereto.

•	The Company maintains a strong liquidity position. As of December 31, 2025, cash balances were $20.1 million, borrowing availability under GEE Group’s bank ABL credit facility was $4.2 million, which remains undrawn, and net working capital was $23.9 million. Our current ratio was 5.3, shareholders’ equity was $50.0 million, and our long-term debt was zero.

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•	Net book value per share and net tangible book value per share were $0.45 and $0.22, respectively, as of December 31, 2025.

•	As a result of our Industrial Segment being discontinued and sold, the results of that segment have been reclassified to loss from discontinued operations in the Company’s consolidated statements of operations for the fiscal 2025 first quarter and are excluded from the results covered in this earnings press release.

GEE Group Inc. will hold an investor webcast/conference call on Friday, February 13, 2026 at 11a.m. EST to review and discuss the fiscal 2026 first quarter results. The Company’s prepared remarks will be posted on its website www.geegroup.com prior to the call.

Investor Conference Call/Webcast Information:

The investor conference call will be webcast, and you should pre-register in advance for the event to view and/or listen via the internet by clicking on the link below to join the conference call/webcast from your laptop, tablet or mobile device. Audio will stream through your selected device, so be sure to have headphones or your volume turned up. Questions can be submitted via email after the prepared remarks are delivered with management responding real time. A full replay of the investor conference call/webcast will be available at the same link shortly after the conclusion of the live event.

Audience Event Link:

https://event.webcasts.com/starthere.jsp?ei=1752873&tp_key=10bc4621df

A confirmatory email will be sent to each registrant to acknowledge a successful registration.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “The Company delivered another resilient quarter in a difficult labor market and continues to aggressively adjust its business plan including pursuing new revenue generating opportunities, aggressively implementing AI tools to maximize efficiency and accelerating expense reductions. The use of contingent labor and the volume of full-time hires lessened overall in the fiscal year 2024, continued throughout the fiscal year 2025 and in the fiscal 2026 first quarter. This decline in demand for labor followed a period of significant post-pandemic over hiring by organizations which was fueled by excessive U.S. government, subsidized liquidity. It does appear that conditions have leveled off somewhat and may be stabilizing as we are seeing some businesses begin to initiate new projects and hiring human resources. Thus, we remain cautiously optimistic based upon this observed activity level and anticipate that it will result in more job orders and full-time and contingent staffing placements. We also believe that AI is fast becoming a disruptor in the staffing industry. Therefore, GEE Group has implemented and incorporated AI in its strategic plan internally to ‘digitize,’ streamline and enhance its recruiting and accelerate its sales efforts. The Company will provide its clients with the necessary human resources solutions to implement and support their use of AI and help them create increased efficiency and profitability.”

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Mr. Dewan added, “The actions we took in 2025 have allowed us to mitigate much of the reduction in business volume and contribute to improved profitability. We believe that the demand for our services for the remainder of fiscal 2026 will likely improve with some volatility; however, we are committed to return to sustainable growth once again. We are tightly managing costs and continually evaluating our business for productivity improvements and cost savings. The Company has a strong balance sheet with a current ratio of 5.3 and substantial liquidity resources, both in cash and borrowing capacity

Mr. Dewan further commented upon recent M&A communications with interested parties, “Management and the Board of Directors have recently met to review and discuss multiple unsolicited expressions of interest in the Company and continue to evaluate various strategic alternatives to enhance shareholder value.”

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Additional Information to Consider in Conjunction with the Press Release

The aforementioned Fiscal 2026 First Quarter Highlights and Results should be read in conjunction with all of the financial and other information included in GEE Group’s most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, as well as any applicable recent Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC. The discussion of financial results in this press release, and the information presented herein, include the use of non-GAAP financial measures. Schedules are attached hereto which reconcile the related financial items prescribed by accounting principles generally accepted in the United States (“GAAP” or “U.S. GAAP”) to the non-GAAP financial information. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this press release. See “Use of Non-GAAP Financial Measures” and the reconciliations of Non-GAAP Financial Measures used in this press release with the Company’s corresponding financial measures presented in accordance with U.S. GAAP below.

Financial information provided in this press release also may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance. See “Forward-Looking Statements Safe Harbor” below which incorporates “Risk Factors” which may possibly have a negative effect on the Company’s business.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in this press release, including EBITDA, adjusted EBITDA, and free cash flow. Management and the Board of Directors use and refer to these non-GAAP financial measures internally as a supplement to financial information presented in accordance with U.S. GAAP. Non-GAAP financial measures are used for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs. The Company also believes that these non-GAAP financial measures are considered useful by investors.

Non-GAAP EBITDA is defined as net loss from continuing operations before interest, other income, taxes, depreciation and amortization. Non-GAAP adjusted EBITDA is defined as EBITDA, adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital market-related expenses, and gains or losses on extinguishment of debt or sale of assets. Non-GAAP free cash flow is defined as net cash used in operating activities, less capital expenditures.

Non-GAAP EBITDA, adjusted EBITDA, and free cash flow are not terms proscribed or defined by GAAP and, as a result, the Company’s measure of them may not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to net loss reported in the consolidated statements of income, cash and cash flows reported in the consolidated statements of cash flows, or other measures of financial performance reflected in the Company’s consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of net loss from continuing operations to non-GAAP EBITDA and non-GAAP adjusted EBITDA, and net cash used in operating activities to non-GAAP free cash flows referred to in the highlights or elsewhere in this press release are provided in the following schedules that also form a part of this press release.

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Reconciliation of Net Loss from Continuing Operations to

Non-GAAP EBITDA and Adjusted EBITDA

Three Month Periods Ended December 31,

(In thousands)

	2025	2024
Net loss from continuing operations	$(150)	$(684)
Interest expense	65	66
Interest income	(128)	(155)
Other income	(196)	-
Depreciation	46	55
Amortization	60	205
Non-GAAP EBITDA	(303)	(513)
Non-cash stock compensation	113	118
Severance agreements	57	-
Acquisition, integration & restructuring	37	91
Non-GAAP adjusted EBITDA	$(97)	$(304)

Reconciliation of Net Cash provided by (used in) Operating

Activities to Non-GAAP Free Cash Flow

Three Month Periods Ended December 31,

(In thousands)

	2025	2024
Net cash used in operating activities	$(1,194)	$(1,117)
Acquisition of property and equipment	(4)	(1)
Non-GAAP free cash flow	$(1,198)	$(1,118)

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GEE GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(Amounts in thousands except per share data)

	Three Months Ended December 31,
	2025	2024

NET REVENUES:
Contract staffing services	$17,800	$21,514
Direct hire placement services	2,716	2,511
NET REVENUES	20,516	24,025

Cost of contract services	13,111	16,099
GROSS PROFIT	7,405	7,926

Selling, general and administrative expenses	7,708	8,439
Depreciation expense	46	55
Amortization of intangible assets	60	205
LOSS FROM OPERATIONS	(409)	(773)
Interest expense	(65)	(66)
Interest income	128	155
Other income	196	-
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(150)	(684)
Provision for income tax (expense) benefit attributable to continuing operations	-	-
LOSS FROM CONTINUING OPERATIONS	(150)	(684)
Loss from discontinued operations, net of tax	-	(8)
CONSOLIDATED NET LOSS	$(150)	$(692)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	109,600	109,413

BASIC AND DILUTED LOSS PER SHARE
From continuing operations	$(0.00)	$(0.01)
From discontinued operations	$-	$(0.00)
Consolidated net loss per share	$(0.00)	$(0.01)

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GEE GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(Amounts in thousands)

	December 31, 2025	September 30, 2025

ASSETS
CURRENT ASSETS:
Cash	$20,149	$21,364
Accounts receivable, less allowances ($71 and $76, respectively)	8,836	9,695
Prepaid expenses and other current assets	498	622
Total current assets	29,483	31,681
Property and equipment, net	312	354
Goodwill	24,759	24,759
Intangible assets, net	560	620
Right-of-use assets	3,673	2,443
Other long-term assets	156	140
TOTAL ASSETS	$58,943	$59,997

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,126	$1,392
Accrued compensation	2,898	4,519
Current operating lease liabilities	1,006	986
Current portion of notes payable	-	196
Other current liabilities	510	595
Total current liabilities	5,540	7,688
Deferred taxes, net	262	262
Noncurrent operating lease liabilities	2,972	1,829
Notes payable	196	196
Other long-term liabilities	-	12
Total liabilities	8,970	9,987

SHAREHOLDERS' EQUITY
Common stock, no par value; authorized - 200,000 shares; 114,900 shares issued and 110,006 shares outstanding at December 31, 2025 and 114,900 shares issued and 109,413 shares outstanding at September 30, 2025	113,444	113,675
Accumulated deficit	(60,629)	(60,479)
Treasury stock; at cost - 4,895 shares at December 31, 2025 and 5,487 shares at September 30, 2025	(2,842)	(3,186)
Total shareholders' equity	49,973	50,010
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$58,943	$59,997

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company provides professional staffing services and solutions in information technology, engineering, finance and accounting specialties through the names of Access Data Consulting, Agile Resources, Omni One, GEE Group Columbus, Hornet Staffing and Paladin Consulting. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). The Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes®.

Forward-Looking Statements Safe Harbor

In addition to historical information, this press release contains statements relating to possible future events and/or the Company’s future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995 and are subject to the “safe harbor” created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. These forward-looking statements include, without limitation, anticipated cash flow generation and expected shareholder benefits. Such forward-looking statements often contain, or are prefaced by, words such as “will”, “may,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “pro forma”, “estimates,” “aims,” “believes,” “hopes,” “potential,” “intends,” “suggests,” “appears,” “seeks,” or variations of such words or similar words and expressions of future tense. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company’s actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the Novel Coronavirus (“COVID-19”), negatively impacted and disrupted the Company’s business operations and had a significant negative impact on the global economy and employment in general, resulting in, among other things, a lack of demand for the Company’s services. This was exacerbated by government and client directed “quarantines”, “remote working”, “shut-downs” and “social distancing”. Some of these outcomes or by-products of the pandemic have persisted in one form or another since and there is no assurance that conditions will ever fully return to their former pre-pandemic status quo. These and certain other factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company’s competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company’s failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company’s failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company’s failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company’s failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, future global pandemics such as COVID-19 or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading “Forward-Looking Statements” in the Company’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company’s other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

630.954.0400

invest@geegroup.com

SOURCE: GEE Group Inc.

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